EXHIBIT 10.2

This contract between J. Bently Companies, Inc., hereafter referred to as CONTRACTOR, and XRG Logistics, Inc., a wholly owned subsidiary of XRG, Inc., hereafter referred to as CORPORATION comprises four (4) pages and is the complete contract between both parties.

WHEREAS, Corporation is a licensed motor carrier of transportation, operating in interstate and foreign commerce pursuant to authority issued by the Department of Transportation under license number MC-467483 to arrange for the transportation of general commodities (except household goods) between points in the US and it's borders, and

WHEREAS, Contractor offers to represent Corporation and Corporation's Federal license throughout the United States and foreign commerce as authorized.

NOW, THEREFORE, in consideration of the actual covenants and promises hereinafter set forth, the parties agree as follows:

1. The terms of this contract shall be for two years, and automatically renewable provided, however, that either party might terminate the same upon thirty (30) days written notice.

2. The Corporation, under this contract, will provide to the Contractor customers the services of a fully licensed motor carrier within the 48 states.

I. CONTRACT COVENANTS AND AGREES:

1. The Contractor agrees to abide by the Corporation's already existing policy of establishing the existence of current truck cargo, liability, and workman's compensation insurance, taxpayer identification number, contract, and contract carrier authority prior to loading trucks. The Contractor shall be held responsible for the loss if he fails to properly document and provide this information in accordance with the rules set forth.

2. The Contractor will uphold the good reputation of the Corporation and will not misrepresent the services and abilities of the Corporation or disturb any Corporation accounts in any way that may lead to termination of this contract.

3. To comply with the regulations of all Federal, State and Local government agencies having jurisdiction.

4. To hold, store and safeguard any property of Contractor & Corporation received by him/her for the account of Contractor & Corporation and upon request to return such property to Contractor & Corporation in as good condition as when received, ordinary wear and tear excepted all records or papers of any kind relating to Contractor & Corporation business and any forms and other materials bearing the same or trademark of XRG Logistics, Inc. or any division thereof shall remain the property of Contractor & Corporation and shall be surrendered to Contractor & Corporation upon demand.

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II. INDEPENDENT CONTRACTOR STATUS

1. It is understood and mutually agreed that the Contractor shall bear all expenses in the conduct of his/her business and to make a profit or suffer a loss at Contractor's sold discretion. All expenses or obligations shall not reflect upon the Corporation and Contractor shall not obligate the Corporation in any manner whatsoever without Corporation's written consent being first obtained. Some of those expenses shall be (but are not limited to) rent, telephone, insurance, supplies, employee payroll, any and all Federal and/or State taxes, i.e., Federal Withholding, FICA, state withholding, workman's compensation, and unemployment taxes if applicable, as obligated by the contractor.

2. The parties intend that an independent Contractor relationship will be created by this contract, the Corporation is interested only in the results to be achieved and the conduct and control of the work will be solely with the Contractor. The Contractor is not to be considered an agent or employee of the Corporation for any purpose, and the Contractor and any employees of the Contractor are not entitled to any of the benefits that the Corporation provides for regular Corporation employees.

3. Contractor shall indemnify and hold Corporation harmless from and against any claim by him or any of his employees arising under any workman's compensations law, unemployment compensation law, and any claim to an employer-employee relations with Corporation, as well as any acts or occurrences incident to the performance of duties under this Agreement.

III. CONFIDENTIALITY

1. Contractor agrees that he/she will not at any time during the term of this agreement, directly or indirectly, induce or attempt to induce any present account of corporation to terminate or reduce service provided by Corporation, or otherwise disturb the relationship between Corporation and any of its customers.

2. Contractor agrees that he/she will not, directly or indirectly, while he/she is associated with Corporation, induce or attempt to induce any of Corporation's Contractors or employees who comprise Corporation's sales force and/or any portions of Corporation's administrative staffs to terminate their relationship with Corporation, or induce or attempt any such contractors to sell or solicit freight for any other motor carrier or transportation broker.

3. In the event of any breach of this paragraph, any profit compensation received by Contractor because of such breach shall be the property of the Corporation, and shall immediately be paid to the Corporation, and Contractor shall also be liable for damages to Corporation. The provisions of this paragraph may be enforced at law or in equity or by injuction of otherwise in any court of competent jurisdiction without the necessity of posting a bond or other security.

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IV. CUSTOMERS

1. Sales shall be limited to the geographical area and the commodities authorized by the Corporation's MC# ________ Determination of Corporation accounts and Contractor accounts will be mutually decided upon a case-by-case basis.

2. The intent of this provision is to allow freedom of area of sales but limit activity to the extent it will not create competition between Contractor and Corporation for control of a single account. It will also allow joint control of an account on mutually agreed basis.

3. All customer conflicts that may arise among various Contractors will be resolved by the Corporation.

V. COMMISSIONS

1. It is agreed that the shipments moved under this contract shall pay a commission to the Contractor at the rate of 2% of the gross revenue generated on the movement of the load, less any ancillary charges such as fuel or insurance surcharges, or other extra charges that are paid directly to the driver or the fleet owner.

2. Unless otherwise mutually agreed, commissions will be paid on a twice-monthly basis on loads, which have been billed by the Corporation's computer system. Dates of payment will be on the fifteenth day of the month and the last day of the month except when either of these dates falls on a non-business day. Should that occur, payment will be made on the next business day. If an accounts receivable and/or accounts payable is adjusted the Corporation reserves the right to pass on to the Contractor the said accounts receivable and/or accounts payable adjustment.

VI. CREDIT APPROVAL & CLAIMS

1. It is agreed that the Contractor shall get credit approval on all accounts with the Corporation prior to handling shipments. Credit limits may or may not be sent on any customer based on payment procedure or risk. The Contractor's failure to adhere to credit limitations or failure to receive credit approval will result in the amount of loss being charged to the Contractor. The Corporation will initiate collection proceedings 49 hours after the Contractor has been notified of slow payment of his/her customer if Contractor has not obtained satisfactory resolution.

2. If the Contractor over extends the assigned credit limit, the Contractor will be liable to the Corporation in full for the amount over the credit limit. If the Contractor does not obtain a credit check, the Corporation assumes no liability for movement of loads; contractor is to make every reasonable effort necessary to assist Corporation in the collection of monies due to the Corporation from any shipper or consignee in Contractor's territory.

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3. Contractor is not entitled to any commission on traffic requiring
Corporation's approval if the traffic is actually transported before approval is received from Corporation.

4. If is the Contractor's responsibility to obtain approval in writing to move any C.O.D. freight or freight valued over $100,000. Used machinery valued over $10,000 will also need written approval. Corporation will assume no liability for loads without this approval.

5. Contractor agrees to assist Corporation in the investigation of claims when so requested by Corporation, and to give all possible assistance in the settling of claims.


VII. SEPARATION OR TERMINATION

1. In the event of disagreement or dispute and/or legal action the prevailing party shall be entitled to attorney fees, court costs, collection costs, and other assorted enforcement costs. Suit jurisdiction will be the State of Florida.

This contract contains the entire covenants and no additions or deletions can be made unless in writing as agreed by both parties. If any provision of this contract is declared to be invalid by a court of law or regulatory body all other provisions of this contract shall remain in full force and effect.

IN WITNESS WHEREFORE, the parties have hereto set their names on this 30th day of August, 2003

Witness: ____________________________
By: ______________________ Date: ____________

Witness: ____________________________
By: _____________________ Date: ____________

Witness: ____________________________
By: ____________________ Date: _____________

Contractor Mailing Address:

         J. Bently Companies, Inc. P.O. Box 272 Sweetwater, TN 37874-0272

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